EXHIBIT 3.79

Secretary of State	DATE: 03/10/05
Division of Business Services	REQUEST NUMBER: 5385-0176
312 Eighth Avenue North	TELEPHONE CONTRACT: (615) 741-2286
6th Floor, William R. Snodgrass Tower	FILE DATE/TIME: 03/10/05 1107
Nashville, TN 37243	EFFECTIVE DATE/TIME: 03/10/05 1107
CONTROL NUMBER: 0489224

TO:	CFS 8161 HWY 100, 172 NASHVILLE, TN 37221

RE:	SEQUATCHIE VALLEY UROLOGY, LLC ARTICLES OF ORGANIZATION — LIMITED LIABILITY COMPANY
CONGRATULATIONS UPON THE FORMATION OF THE LIMITED LIABILITY COMPANY IN THE STATE OF TENNESSEE WHICH IS EFFECTIVE AS INDICATED ABOVE.
A LIMITED LIABILITY COMPANY ANNUAL REPORT MUST BE FILED WITH THE SECRETARY OF STATE ON OR BEFORE THE FIRST DAY OF THE FOURTH MONTH FOLLOWING THE CLOSE OF THE LIMITED LIABILITY COMPANY’S FISCAL YEAR. ONCE THE FISCAL YEAR HAS BEEN ESTABLISHED, PLEASE PROVIDE THIS OFFICE WITH WRITTEN NOTIFICATION. THIS OFFICE WILL MAIL THE REPORT DURING THE LAST MONTH OF SAID FISCAL YEAR TO THE LIMITED LIABILITY COMPANY AT THE ADDRESS OF ITS PRINCIPAL OFFICE OR TO A MAILING ADDRESS PROVIDED TO THIS OFFICE IN WRITING. FAILURE TO FILE THIS REPORT OR TO MAINTAIN A REGISTERED AGENT AND OFFICE WILL SUBJECT THE LIMITED LIABILITY TO ADMINISTRATIVE DISSOLUTION.
WHEN CORRESPONDING WITH THIS OFFICE OR SUBMITTING DOCUMENTS ABOVE, PLEASE REFER TO THE LIMITED LIABILITY COMPANY CONTROL NUMBER GIVEN ABOVE. PLEASE BE ADVISED THAT THIS DOCUMENT MUST ALSO BE FILED IN THE OFFICE OF THE REGISTER OF DEEDS IN THE COUNTY WHEREIN A LIMITED LIABILITY COMPANY HAS ITS PRINCIPAL OFFICE IF SUCH PRINCIPAL OFFICE IS IN TENNESSEE.

FOR:	ARTICLES OF ORGANIZATION —	ON DATE: 03/10/05
LIMITED LIABILITY COMPANY
FROM:
CFS
8161 Highway 100
#172
Nashville, TN 37221-0000
FEES

RECEIVED:	$300.00	$0.00

TOTAL PAYMENT RECEIVED:		$300.00

RECEIPT NUMBER:		00003675111
ACCOUNT NUMBER:		00101230

/s/ Riley C. Darnell Riley C. Darnell, Secretary of State
Davidson County CHARTER
Received: 03/02/05 14:49
Fees: 7.00 Taxes: 0.00
20050302-0023102

STATE OF TENNESSEE
[SEAL]
Department of State
Corporate Filings
312 Eighth Avenue North
6th Floor, William R. Snodgrass Tower
Nashville, TN 37243
The undersigned acting as organizer(s) of a Limited Liability Company under the provisions of the Tennessee Limited Liability Company Act, § 48-205-101, adopts the following Articles of Organization.
1.	The name of the Limited Liability Company is: Sequatchie Valley Urology, LLC

(NOTE: Pursuant to the provisions of § 48-207-101, each limited Liability Company name must contain the words “Limited Liability Company” or the abbreviation “LLC” or “L.L.C.”)

2.	The name and complete address of the Limited Liability Company’s initial registered agent and office located in the state of
Tennessee is:
C T Corporation System

(Name)

800 S. Gay Street, Suite 2021	Knoxville,	TN 37929

(Street Address)	(City)	(State/Zip Code)

Knox (County)
3.	List the name and complete address of each organizer of this Limited Liability Company.

Dora A. Blackwood	One Park Plaza, Nashville, TN 37203

(Name)	(Include: Street Address, City, Slate and Zip Code)

(Name)	(Include: Street Address, City, Slate and Zip Code)

(Name)	(Include: Street Address, City, Slate and Zip Code)
4.	The Limited Liability Company will be: (NOTE: PLEASE MARK APPLICABLE BOX)

☑ Board Managed ☐ Member Managed

5.	Number of members at the date of filing one

6.	If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time is:

Date ____________________, ______________, Time ______________ (Not to exceed 90 days.)
7.	The complete address of the Limited Liability Company’s principal executive office is:

One Park Plaza	Nashville	TN/US/37203

(Street Address)	(City)	(State/Country/Zip Code)
8.	Period of Duration: perpetual

9.	Other Provisions:

10.	THIS COMPANY IS A NON-PROFIT LIMITED LIABILITY COMPANY (Check if applicable) ☐

03/07/2005	/s/ Dora A. Blackwood

Signature Date	Signature (manager or member authorized to sign by the United liability Company)

Organizer	Dora A. Blackwood

Signer’s Capacity	Name (typed or printed)

SS-4249 (Rev. 7/01) Filing Fee: $50 per member (minimum fee = $300, maximum fee = $3,000) RDA 2458

STATE OF TENNESSEE SECRETARY OF STATE FILED 11/07 AM 03/10/2005 [________]